Exhibit 99.1

Tredegar
2017 Annual Shareholders Meeting
May-17-2017

Mr. Bill Gottwald:  Good morning, everybody.  I'm Bill Gottwald, Chairman of the Board of Tredegar Corporation.  Welcome to our 28th Annual Meeting of Shareholders.  I understand that today's meeting is being webcast, and so I can't walk around like Steve Jobs because I'm stuck here for the webcast.  But, anyway, I extend all the people that are listening in on the webcast a special welcome.

Before I begin with the business items, I'd like to introduce my colleagues on the Board of Directors, all of whom are here today, I hope.  Please stand for a moment, when I call your name, guys.  George Freeman.  There he is.  John Gottwald.  George Newbill, who we'll talk about later.  He's retiring after today's meeting.  Ken Newsome.  Greg Pratt.  Tom Snead.  John Steitz.  And Carl Tack.

So, here's the agenda for today's meeting.  I'll move quickly through the business items, and then I'll ask John, our President and CEO, to present the management report.  We'll conclude with questions from the live audience.  Please note--this is the formal part now, so I'm gonna kind of go into auto mode.  Please note that proper notice of this meeting was given, and the minutes of last year's meeting are available at the secretary's desk.

Tredegar has appointed Mr. David Dietrich, in the back there, of Computershare, Tredegar's transfer agent, as Inspector of Election, and he has reported that a quorum exists.  The Inspector of Election has presented me with copies of the notice of annual meeting, the proxy statement and the form of proxy together with proof by affidavit of the mailing on March 31st, 2017 to each shareholder of record as of the close of business as of March 17th, 2017.  The Inspector of Election has also presented me with a list of Tredegar shareholders entitled to vote at this meeting as of the record date.  This list has been on file at the principal office of Tredegar for inspection during normal business hours since April 13th--I don't know why we say all this, but--and will be available for inspection throughout the meeting at the secretary's desk in the back.

The polls are now open for voting.  Any shareholder who's given his or her proxy doesn't need to vote in person but may do so if he or she desires.  Will those who want to vote in person please raise your hand so we can get you a ballot, and will the Inspector of Election please distribute ballots to any shareholder desiring to vote.

There are two items of business at this annual meeting.  The first item of business is the election of directors, and there are six directors nominated for election today - John Gottwald, Ken Newsome, Greg Pratt, Tom Snead, John Steitz and Carl Tack.  And this is the last year we'll have a split board election, too.  We'll all be up for election next year.

The second and final item of business is the ratification of the appointment of PriceWaterhouseCoopers as Tredegar's independent registered public accounting firm for fiscal year 2017.  Sarah Martin, a representative of PriceWaterhouseCoopers, is here and available for questions.  Does anybody have any questions for Sarah?  Okay.

Are there any ballots that need to be collected?  Polls are now closed.  Is the Inspector ready to report?

Mr. David Dietrich:  Mr. Chairman, each of the directors nominated for terms expiring in 2018 received a majority of the votes in favor of the reelection.  The ratification of PriceWaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31st, 2017 was approved.

Mr. Bill Gottwald:  Thank you.  Based on the Inspector's Report, I hereby declare that all director nominees have been elected.  The appointment of PriceWaterhouseCoopers LLP as Tredegar's independent registered public accounting firm for fiscal year 2017 has been ratified.  And I also declare that the business portion of this meeting is adjourned.

But, I do have one more item to cover.  George Newbill is retiring this year, and--well, let me just say, we're all gonna really miss him.  He's been just great as a member of our board for interesting reasons.  You know, boards, if you look across the country, you see them, they're loaded with CEOs.  And somehow, CEOs, I think, if you believe what you read in the Wall Street Journal, CEOs tend to get to be CEO, and then they kind of forget where they came from.

So, I think it's a good thing to have a guy like George who's been Head of Manufacturing at Albemarle for many years and has been a Tredegar director since 2008.  He comes from a different place, and that place has been a really great place for us.  He gives us a different kind of perspective.  He knows about, when you make a capital investment in a project, getting those kind of returns.  When he's on the Compensation Committee, he knows about what motivates the people that you're trying to come up with the compensation plan for.  He's been nonstop about safety, which is a great thing for our operations, and he really knows the meaning of the P&L.  And so, we're gonna miss George a lot.  And with that said, I have a graduation present for George.  We gave him some graduation presents last night at a dinner, but this is, again, another one, and I hope you'll get a lot of use out of this, George.  Come on up here, and I'll give it to you.  I'm a little scared to show you.

Unidentified Man:  It's a black box.

Mr. Bill Gottwald:  It is a black box, which is the way George really would like to receive compensation.

Mr. George Newbill:  Well, Charlie Walker started that, but I agreed with it.

Mr. Bill Gottwald:  This is a decanter for the whiskey that we gave him last night, but I'll read what it says on it here.  It says, “Often right, sometimes wrong, never in doubt.”

Mr. George Newbill:  Right.

Mr. Bill Gottwald:  George asked me months ago if he could say a few words, and so here he is.

Mr. George Newbill:  Okay.  Thank you, Dr. Bill.  John, Mr. Gottwald, let's see - I was looking for the teleprompters.  No teleprompters?  I'll do my best to stay on message, as one of our figures in the government does these days.  Well, at any rate, today is a special day for me.  I'm finishing up three terms on the Tredegar board, nine years.  And when you add that to my 43 years with Ethyl and Albemarle, that adds up to a 52-year working relationship with the Gottwald family.  And so, anyway, just to give you some perspective on that time period, when I went to work for Ethyl in the summer of 1965, Dr. Bill had just finished the 11th grade, and John had just finished the fifth grade, and we all had a lot more hair back in those days.  But, at any rate, serving on the board of an industrial company like Tredegar is a high calling in the business world, and I appreciate the opportunity to have served.  Before Tredegar, as I've mentioned, I was a 43 year career employee of Ethyl and Albemarle, and so, again, all of these 52 years, I've had a Gottwald family member at the top of my chain of command.  In the early days, it was Floyd Gottwald, and then Bruce, and in more recent years, John and Dr. Bill. In fact, I've been around here so long, we did a little check, and I'm not totally sure, but I may be the only person that--the only non-Gottwald person that worked for all three companies - Ethyl, Albemarle and Tredegar.  Not totally sure about that, but if that is the case, I'm very proud to be able to claim that.  At any rate, I thoroughly have enjoyed my time over the last 52 years working with the various members of the Gottwald family.  They've had a profound impact on my life, my working career.  And thanks to their strong business acumen, impeccable integrity, there's a tremendous amount of diversification and success that we had during my time.  And so, I just want to wish them continued success, and I pray their legacy will live on.  Thank you.

Mr. John Gottwald:  Good morning, everybody.  I'm one of those CEOs, I guess, who forgot where I came from.  George, where'd you go.  There you are.  Thank you very much for your comments.  I really appreciate it.  And I'm just gonna add one comment to the George story, and Bill actually referred to this.   Every director tends to have at least one item that they really zero in on and prod and probe and push and encourage and lead.  And Bill mentioned one of them, and that's safety.  And so, I thought I'd take one second --this is one of those charts where, if the numbers go down, it's a good thing.  This is the incident rate.  And this doesn't cover your full, what was it, nine years?

Mr. George Newbill:  2008, I started.

Mr. John Gottwald:  Okay.  Well, we got close to the start here.  And as everybody can see, the trends have gone the right way.  And if you look up here, this is the industry averages, and you can see that, not only have we improved significantly, but we're doing much better than the industry average.  So, George, your leadership really pushed us the right way.  We haven't achieved your goal, zero injuries every time, every year, but we have that as a goal.  We're working at it, and I do appreciate it very much.  Thank you.

All right.  So, this you're familiar with.  I don't really need to tell you about this, but the lawyers tell me I do.  And so, what this says in a nutshell is we don't know anything about the future, we're gonna make forward-looking statements, you should largely disregard those statements, we have made disclosures publicly that you can look at about our risk factors and things we're concerned about.  I encourage you to do that.  The second part of this statement says that we are going to use measures that are not consistent with generally accepted accounting principles, and if you want to reconcile those, go to the website.  So, there's the housekeeping.

Here's the agenda.  I'm gonna put the pressure on Brook by pointing out--Brook Hamilton--raise your hand--is the President of our metals business.  He's our featured speaker.  You are responsible for entertaining.  He's gonna talk to you about an acquisition that we made about three months ago that we're very excited about, and I at least thought that that would be the one thing that you guys might want to hear the most about, and so the pressure is on him.  And Drew will do his usual thing, talk about numbers.  He'll bring his energy and his enthusiasm up here, as always.  But, his material is numbers, and there's only so much you can do with that, but good luck with that.  Now, my job today, I want to talk about the polyethylene business.  Polyethylene is this blue part of the chart.  As you can see, it's 41 percent of our revenues.  Last year, if you were here, you heard Drew and myself talk about what we called elephants in the room.  We talked about two of them.

One of them was that, in this polyethylene segment, we had declining revenues.  We've been losing business.  This is the concern of every shareholder's concern -- and mine.  And so--and polyethylene, by the way, let me just define that - that's a segment of three different businesses.  We have a Bright View business where we supply the lighting industry, Surface Protection that supplies the electronics business, and then Personal Care, which is largely hygienic products, that segment is the one where we've seen the decline, and that's where we're really zeroed in, how can we improve that.  And the key in a nutshell is innovation.  Clearly, we need to improve our innovation so that we can grow in this segment.

So, innovation to me is--it's the key, not only to Tredegar, it's what drives the economy from my point of view.  It is what improves all of our lives.  And there's no better symbol in my mind of innovation--and innovation, I'm gonna define it as providing faster, cheaper and better solutions.  And that's what everybody in the economy is focused on.  There's no better symbol of the power of innovation than this product, in my mind.  This to me is an absolutely amazing product.  It's changed everybody's life in a very dramatic way.  Apple's done an outstanding job.  Apple had stumbled.  Innovation was the key to them turning things around.  They're on the top of the heap right now, and this product is probably the principle reason.  It's a miracle to me what this can do.  It's changed all of our lives.  It's also amazing to me the degree to which we take it for granted.  That to me is innovation.

Now, Apple's one of the winners, obviously.  There are losers.  And that's a good thing.  I think this winners/losers thing, that's part of the free enterprise system – it’s what drives all the improvements.  We all have to look for ways to improve.  We have at Tredegar--and I'm using the Personal Care unit in this depiction--we have our challenges.  Everybody's got their challenges, but we have our unique challenges.  And what the point of this (slide) is the names that you see up there are big boys, and we're squeezed.  The way this--this is Personal Care again--the way this market works, Amazon, Wal-Mart, they are absolutely obsessed with providing you with the very best product at the very lowest price in the most convenient way possible, and they are very powerful.  And what they do is they exert a tremendous amount of pressure on the brand companies, the consumer product companies like Proctor and Gamble, J&J and Kimberly Clark, and of course, those are our customers.  And they exert tremendous pressure on us to do the same - lower the cost, improve the products.

And as we look down the supply chain, there isn't a little guy that we can beat up on.  We run into Exxon and Dow, and I doubt that we're going to intimidate Exxon any time soon.

And so, the real point I wanted to make by showing you this chart is that it's very obvious, for us to turn this revenue around, turn our earnings around driven by this particular market segment, we have to innovate.  It's not gonna come from cost.  We are not gonna have a cost out solution to this challenge that we have.  We have to generate revenues.  We have to provide new products.  That is our path forward.

Now, we've stumbled just as Apple did, but we do believe that we can provide faster, cheaper, better solutions for our customers.  And so, that's the focus - again, innovation.  I want to give you two examples.  First, I want to give you two examples of innovation as it looks at Tredegar--in Tredegar, and then I want to hit you with the punch line of what we're doing in terms of a strategic shift.  There are a lot of shifts going on in our strategy in polyethylene, but there's one in particular which has to do with innovation that I want to emphasize today, and then I'll pass it over to Brook.  So, let me give you a personal care example.

We have a customer in Latin America that is currently advertising they have the driest diaper in the market, and they have the driest diaper in the market because they've purchased a component from us.  Our material wicks the fluid away from the baby faster and better than current solutions.  That's a wonderful thing.  That's the definition of better.  What's even better for our customer is that our product allows them to reduce the amount of pulp in the diaper.  So, they have a cost reduction - cheaper, better, win/win.  Baby's happier, drier.  Mom's happier because the baby's happier.  Our customer is happier  - cheaper, better, hopefully market share.  We're happier because we have the business.  So, that's the essence.  We need more of this sort of innovation.  This is what we're trying to find more of and invest more of so that we can drive that turnaround in revenue.

So, there's one example.  We also have this Surface Protection business.  Again, we supply the electronics industry here, and our electronics customers are obsessed with a couple of things, one of which is quality and another is cost.  And in our innovative process, the one thing we can do is reduce the amount of defects, the amount of imperfections in our film.  That improves the quality of their product, and it improves the level of scrap for them.  Scrap equals cost for them.  So, the better we are at reducing these imperfections, which we call gels, the lower their cost and the better their product.

As you can see relative to the back of the penny, in 2010, we were at 1.5 millimeters.  That was the limit of our capabilities with our filter technology.  And over time, we continuously have improved that.  We're now at .3, five-fold improvement.  That--again, lower cost, less scrap for our customer, improvement, better product.  We have as an objective number one.  Bankim, I'm gonna put you on the spot.  Are we gonna get there?

Mr. Bankim Desai:  We will.  Eventually.

Mr. John Gottwald:  Eventually?  I was hoping he'd say in 2017, so we're gonna get there.

Mr. Bankim Desai:  It might happen.

Mr. John Gottwald:  And what's the size of pollen, Bankim?

Mr. Bankim Desai:  Fifty microns. .05.

Mr. John Gottwald:  .05, okay, 50.  So, that's our ultimate target, I assume, down the road.  Obviously, that's pretty amazing, what these folks are doing, and that keeps us in the game and allows opportunities for us to grow.

So, those are two examples of innovation, what it looks like at Tredegar.  But, it's one thing to talk about innovation, it's one thing to encourage it, but strategically, what are we doing different really to drive that is the question.  And this is the shift that I referred to, strategic shift.  When your revenues are going down and your profits are going down, your kneejerk reaction is cutting expenses.  Well, obviously, we're working on cutting expenses where we can, and we had been cutting expenses in the R&D area.  R&D is the source of innovation.

And so, I think that we were going in the wrong direction there.  And so, we've reversed that.  We have a shift in strategy.  And that takes a little bit of courage, and it takes some patience, because the innovations that we create today, they might not show up in revenue and profits for two, three or four years, and when you--again, your earnings are going this way, increasing expenses is a tough call to make.  And we haven't just increased it a little bit.  That's I think about a 60 percent.  I'm not sure of my math.  Drew's the math guy.  But, that's about a 60 percent increase, I think.  So, that's a dramatic shift in our strategy.

And my final comment before Brook comes up here and fires you up is I want to thank our directors because this is not an easy call, and I really appreciate the support from all of our directors to go about this shift and see what it brings us.  So, I hope that that helps you understand where we're headed in the polyethylene with that elephant that we had talked about before.  Brook, you're the man.

Mr. Brook Hamilton:  Thank you, John, and good morning, everybody.  I'm always amazed in the lead up to one of these talks how John asks me to do just a little brief such-and-such, and then in the seconds before I come up on stage, the pressure's put on that I've got to entertain and wow and dazzle you, and I'm not sure that that's exactly gonna happen, but, anyway, we'll move forward.  It's a privilege to speak to everybody here today, and we're gonna talk about Futura Industries, an acquisition we made three months ago.  They're out in Clearfield, Utah.  And it's really exciting to be able to share some of the stuff about the newest company that's part of the Bonnell family.

But, before that, I'd like to share some of the recent history about Bonnell.  So, this is a chart that shows our progress over the last seven years or so since the Great Recession.  And we've obviously been fortunate.  We've had some wind at our backs, and things have gone in the right direction.  But, we're really proud of the fact that, since that time, we've outperformed the economy, we've leveraged our skills and asset base, and we've grown the business with a couple of strategic acquisitions as well as adding capacity with a little bit of organic growth.  So, this chart shows the segment operating profit or EBIT, the blue bars, since the dark days of the recession.  And we're more profitable today, obviously, than we were then, and we've transformed the business by diversifying our products, adding more value added services that we delivered to our customers all at the same time of maintaining high service levels that our customers require and demand.

Along the way, we've added some capacity, as I've mentioned.  So, in 2014, we added an extrusion press in our Newnan facility that was 100 percent dedicated to the automotive market.  It added 15 million pounds per year of capacity.  And just last week, in Niles, Michigan, we just fired up another press similar in size, and it was a fantastic startup.  I have to give a shout-out to the team up there.  They did an amazing job.  Presses today are much more complex than they were 20, 30 years ago.  There's a lot of electronic componentry and handoff and automation, and it fired up superbly.  So, we're in business with another new piece of equipment, and things are moving in the right direction.  Some of you may recognize Niles as a facility that was part of--that is part of AACOA, which is an acquisition we made in 2012, all of which brings us to Futura.

We're really excited about Futura being part of the Bonnell family.  It's a great business.  They do a lot of neat things, which I'm gonna talk about.  But, more importantly, they have a fantastic group of employees, and that was one of the key reasons we were attracted to this particular business.  So, a key member of that team is in the room, Jared Bringhurst - if you could stand up, Jared, just let everybody see who you are.  Jared's the President of Futura, here with us today, obviously.  And feel free to track him down at the end of the meeting and ask him some questions and--or just to say hello.

So, Futura has two extrusion presses.  They have an anodizing line, and they focus on heavily machined and fabricated components that they deliver to their customers, which is a bit of a departure from the traditional model in the aluminum extrusion industry, which is to sell bundles of extrusions.  So, Futura sells parts, and a lot of other companies sell lineals, as we call them.  They're also a very innovative company.  They do a lot of interesting things that also attracted us to the business.  I talked about high precision, complex jobs, parts and so forth, but they also have a unique way of recruiting, attracting new employees, developing the employees that they have, and they just do a bunch of interesting stuff on the shop floor, as well.  So, Futura is a great fit for Bonnell.  Our cultures are compatible.  They're certainly not identical, but they're compatible, and we're excited to learn from Futura and bring some of the innovative practices that they have into Bonnell.

Futura serves different markets than Bonnell traditionally has.  They're also in the Western US, which allows access to a different geography that we cannot serve efficiently from our facilities, which are all east of the Mississippi.  Futura's into supplying the solar industry, OEM parts, which I'll talk about in a minute, and they also have two proprietary product lines.  One of them is in the commercial flooring trim.  The one you see up here is called Edge Tech, which is for tile flooring applications, and they also have a product line in what I call the industrial Meccano set market, which they call TSLOTS.

Here's a bit of a deeper dive.  They do solar mounting systems, as you can see up there, marine products, marine windshields, exercise equipment, class eight or heavy duty trucks.  They make grills and other components for those vehicles.  Here's an example in the middle at the bottom of TSLOT applications, which can be used for a number of other things other than machine guarding as well as residential shower doors.

So, along the way, we've diversified the business.  Since 2010, or in 2010, sort of as the recession was at its worst for us, we had over 80 percent of our business in the building and construction, or B&C, market.  And that was risky to have all our eggs in that one basket or most of them in that one basket, and we paid the price.

Since that time, we've set out to deliberately change our mix.  And with the addition of AACOA a few years ago, our entering of the automotive market with the press in Newnan, and now with the addition of Futura, we've reduced our dependency on B&C.  But, please don't leave the meeting thinking that that was a signal that we don't like the construction market.  B&C is a great market.  Bonnell has built the business over the years with a lot of strengths and capabilities in B&C, and we really like that market.  But, we've reduced our concentration.  So, we may have reduced it to less than 60 percent, but we've also grown the pie by more than double since 2010.  So, I think it's a good story all the way around.

So, what do we foresee for Bonnell moving forward?  Fortunately, there are continued growth trends predicted in our key markets for the next few years, of course barring a recession.  But, the future looks bright.  Along with the equipment that I talked about earlier, we've made recent upgrades in our capacity and capabilities in our anodizing and paint lines in our Carthage facility as well as in the anodizing line in Futura.

We've made a commitment both at AACOA and Futura to continue to add value-added capabilities and provide more finished components to our customers, which is what they want, and we're gonna expand that into our other facilities.  And along the way, Bonnell has a great team of technical support and advisors that our customers lean on and use, and that brings value to the complete breadth of products and services that we provide our customers.

So, moving forward--we'll wrap up here.  We have a strategic plan.  We're well on our way to executing it, and we have -- we call it affectionately our beacon, and there are a couple of key components that are sort of guiding us down that path as we bring the company forward.  So, first off, and I've talked about it, we're gonna continue to diversify, add more value-added products, look at other--continue to look at other geographies and regions in which to do business, value add and get closer to our customers.  That's important for us and for them.  It gets us kind of in a tighter relationship with our customers and to the point where, hopefully, they don't look at the competition because we can bring them everything that they desire, and it adds to that relationship.

And, last but not least, John talked about it - innovate, innovate, innovate.  We need to innovate in the way that we deal with our customers, we need to innovate in the way we continue to look for productivity and cost savings, and we need to innovate in the way we design our organizational structures and systems so that we can continue to attract and retain great employees in order to grow the company.  And so, with that, I don't know if I dazzled you and entertained you, but I'm gonna turn it over to Drew Edwards, who's gonna talk through some of the numbers.

You're walking up pretty slowly, Drew.

Mr. Drew Edwards:  Yeah.

Mr. Brook Hamilton:  There you go.

Mr. Drew Edwards:  Actually, I'll put this back over there.  I think Neill's gonna turn my slides for me, right, Neill?  All right, good.

All right.  So, like Brook said, I'm gonna talk about the numbers.  First, I'm gonna talk about the numbers as they relate to the Futura acquisition, and then I'm gonna talk about our first quarter 2017 financial performance.

But, first, let's talk about Futura's impact on our balance sheet.  So, the purchase price was $92 million.  We funded that with a draw-down of our revolving credit facility.  We have a $400 million revolver.  It doesn't mature until 2021.  And we have plenty of available credit under that revolver.  So, it was a great source of funds to do this acquisition.

But, we did the acquisition with debt, and that increased our leverage ratio from 1.4 to 2.4.  Now, so why is the leverage ratio important?  Well, like many credit agreements, our credit agreement has debt covenants.  And one of the most restrictive covenants is the leverage ratio.  And our credit agreement says, hey, you can take that leverage ratio up to 4.0.  But, if you take the leverage ratio over 3.5, when you do the math, it's very likely that we would have to suspend our dividend.  And our shareholders love the dividend, including significant shareholders sitting on the front row, so we do not want the leverage ratio to go above 3.5.  Now, we're sitting at 2.4 right now, so we've got a nice cushion between the 2.4 and the 3.5 that helps us weather a downturn, and we do have a cyclical aluminum business.  So, now let's move to--now that I've told you that the leverage ratio's important, let me tell ya how it's calculated.  It is total debt divided by adjusted EBITDA.  Now, adjusted EBITDA is earnings before interest, taxes, deprecation and amortization and before special items.  Now, you will not see adjusted EBITDA on any US GAAP income statement.  So, we provide that as well as the leverage ratio calculation for our shareholders and our investors in our Form 10-Q and Form 10-K.

Now let's move to the income statement impact of the Futura acquisition.  So, what this chart shows you is what the summarized financial information was for Futura for 2016 on a pro forma basis as if Tredegar owned it during that period of time.  Now, we didn't buy it till the middle of February.  But, you see, very top line, it had sales of $76.5 million, and if you go right to the bottom line, you'll see that we estimate, had we owned it, it would have added 10 cents per share to Tredegar's earnings.

Now, Futura was actually included in our financial statements, in our income statement, for 40 days in the first quarter of 2017, and it added 1 cent per share.  You do the math and you annualize that, you get about that 10 cents per share additional EPS that we would have had on an annual basis.  And we hope that that number will actually grow with operating profits growing at Futura going forward.

Now I'm gonna shift gears on you, and I'm gonna move to our first quarter results.  All right, this is a bridge chart.  On the far right, you can see earnings per share from ongoing operations for the first quarter of 2017 of 18 cents per share, and on the far left, in the first quarter of 2016, we had 23 cents per share.  So, you have a 5 cent per share decline.  And I'm gonna bridge for you, or talk about, the components of that 5 cent decline.

But, last year, as John mentioned--we talked about elephants in the room.  There were two elephants he mentioned.  The first one, which was, you know, a decline in profits in our polyethylene films business as the result of product transitions and business lost in our personal care business unit, so that was the first elephant in the room.

And then the second elephant in the room that we talked about last year was the very difficult business environment and performance associated with Terphane, our flexible packaging business.  And unfortunately, these two elephants are still around to some extent, and I'll talk about those, and you see those in the first two red bars on my chart.

All right.  So, the first red bar - you see a two-cent decline year-over-year associated with a decline in operating profits of $1.2 million in our PE films business.  And so, that 2 cents is calculated by taking a $1.2 million drop in operating profit for that business segment, tax affecting it and dividing by the number of shares outstanding.  Now, most of that 2 cents was a direct result of the business lost in personal care that we've been talking down--talking about, and that wound down last year.  And hopefully, that's behind us and a turnaround is in play with our new product development efforts going forward.  I'd also like to say that our surface protection business had a great first quarter.  They beat expectations.  They beat first quarter of 2016 results.  But, they continue to have a risk of a drop off in sales, in profits associated with a significant customer, if they're successful, that is trying to come up with an alternative material and process that would replace our product.  But, as a result, our surface protection team is very focused on expanding the customer base.

Then my next bar is an eight-cent per share decline year-over-year in the profits associated with Terphane.  That is the result of Terphane going from a $2 million operating profit in the first quarter of 2016 to a $2 million operating loss in the first quarter of 2017.  And that $4 million swing after tax, 8 cents per share, is the direct result of several factors, some holdovers from last year, including significant pricing pressure associated with the excess capacity in the industry, particularly in Latin America, the inability to immediately pass through higher resin cost that we saw in the first quarter because of the competitive situation, and lastly, an increase in our operating cost associated with two factors, combined--combination of two factors - first, high inflation in Brazil and then an appreciation of the currency despite the higher inflation.  So, if these factors persist going forward, then, you know, we would expect Terphane to continue to have fluctuating and volatile results.

Now, moving over to the green bar, Bonnell, you know, that continues to be the bright spot for us.  It added 5 cents per share.  Of that 5 cents, 1 cent, as I mentioned, was for Futura.  And I'm not gonna talk about that any more.  Brook covered Bonnell.  And then we got an offset of corporate and interest net as well as the effective income tax rate that netted to zero.  And the effective income tax rate is pretty volatile from quarter to quarter.  So, that rounds out the bridge.  And that's it for me, John.  I'm gonna pass it back over to you.  Thank you.

Mr. John Gottwald:  Okay.  So, we're gonna open up to questions here in a second, but I'm gonna tell you what you heard.  First, George, again, on behalf of all of our employees, thank you for the leadership on the safety, really appreciate that.  There we go.  We have three business segments we talked about.  Drew just talked about the other one, which is the Flexible Packaging.  In a nutshell, a lot of that's tied up there, but over-capacity persists.  That was the quick message, right, Drew?

Mr. Drew Edwards:  Yes.

Mr. John Gottwald:  The blue - I talked about the blue.  Innovation's the key.  We've increased the R&D.  We hope that you will see a meaningful change down the road with that investment in R&D.  That was message number two.  We should have just left this chart up the whole meeting.  This is the bright story.  Brook and his team have done an excellent job.  You can see it here.  Brook also commented to you that we're providing a runway for more.  We've invested in a new press, which is in Michigan.  That will provide for opportunity for growth.  That's an organic thing.  And welcome, Jared, Futura - inorganic.  We see that as a wonderful opportunity for growth, as well.

So, that's what you heard in case you fell asleep because you ate a biscuit, but that's the nutshell of the story today, and I thank you for coming.  Now, I'd like to open it up for questions for the others to answer.  And do we have a microphone?  We do.  Okay.  So, raise your hand if you've got a question.  It'd be great if you give your name, but if you want to go anonymous, that's okay, too.  So, everybody anxious for another biscuit?  Wow, we're getting off easy this year.  There we go.  We've got a question.  You're not gonna ask me about technology, are you?

Unidentified Man:  No.

Mr. John Gottwald:  Okay.

Unidentified Man:  I haven't seen a chart up there that shows the dividend effect on your earnings.  And so, you've got debt, and debt, which you had to use to buy something here, and so your debt is obviously affecting your earnings.  I mean, the interest on the debt is affecting your earnings.  And so, now, what is the effect of the dividend, and is that something that should be thought about?  Does that keep a heavy load on you, on that dividend?

Mr. John Gottwald:  Drew, you're our numbers guy.  My quick math says 44 cents times 33 million shares is, what, 12 or $13 million of--.

Mr. Drew Edwards:  Correct.

Mr. John Gottwald:  And $13 million times, what, 2 or 3 percent--what's their interest rate?

Mr. Drew Edwards:  It's about 3 percent, John.

Mr. John Gottwald:  All right.  So, what's that math?  3 percent times $12 million is?

Mr. Drew Edwards:  Three percent times 12 million is gonna be, you know, roughly about--.

Mr. John Gottwald:  Maybe a penny.

Mr. Drew Edwards:  Penny, yeah.

Mr. John Gottwald:  So, that’s the math.  Is that what you were looking for?

Unidentified Man:  No, I'm looking for a consideration of reducing the dividend.

Mr. John Gottwald:  Okay.  Well, let's take a vote.

Mr. John Gottwald:  I'm sorry.  That was a joke.  Go ahead.

Unidentified Man:  I mean, to open things up for you to give you more room--I mean, you used to talk--when I was here 10 years ago, you were talking about expansion.  And that just so happened it didn't work out.  And now, you seem to be doing more strategic expansion, which is interesting.  But, you kind of have a heavy weight on your shoulders as far as doing what you want to do.  I mean, you are apparently on a pretty good track now with your R&D.

Mr. John Gottwald:  Yeah.

Unidentified Man:  And you feel comfortable with that.  So, what about taking a look at the dividend at this point?

Mr. John Gottwald:  You know, that's always a possibility.  That's always something we can look at.  And again, Drew, I'm gonna ask you to make a comment here, so be thinking a little bit while I stall for you.  But, right now, we feel comfortable.  Given the opportunities that we have internally, organically, the capital that we see that we need to be spending, we feel comfortable there.  The wildcard, of course, is inorganic, which you never know what's gonna happen there.  And then another wildcard is, of course, the economy, what happens there or what a customer might decide.  And so, there are a number of wildcards that may get us to examine that question.  But, right now, I feel comfortable.  Drew, do you want to comment?

Mr. Drew Edwards:  Yeah, sure.  Well, there's a couple of things.  If you look at our dividend payout ratio compared to the S&P 500, 44 cents last year, we were at 69 percent.  So, it's a little bit high.  The S&P 500 would probably be in the 40 percent payout range.  So, it's a little bit high.  But, it's well within where we feel comfortable.  So, you know, we can go up--as I mentioned, 3.5 times where we'd have to give up the dividend in terms of leverage.  We're at 2.4 times.  So, I think we're very comfortable within our relevant range of where our dividend payout ratio is and, you know, we don't feel like that we would need to cut the dividend at this time.

Mr. John Gottwald:  Neill, are you telling me we have another question?  Well, what was that?  Wrap things up?  Any other questions?  Well, I do appreciate you coming and look forward to seeing you next year.  And hopefully, Brook, maybe we'll invite you back because you were so dazzling.  Anyway, thank you very much.